PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT dated as of October _, 1999 (the "EFFECTIVE DATE"), is by and between NORTHWEST PUBLICATIONS, INC., a Delaware corporation ("SELLER"), and SPIEKER PROPERTIES, L.P., a California limited partnership ("BUYER").

         IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

         1.  PROPERTY INCLUDED IN SALE.

         Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

              (a) all of Seller's right, title and interest in and to that certain unimproved real property consisting of approximately 17.2 gross acres located on Ridder Park Drive, San Jose, California and more particularly described in EXHIBIT A attached hereto (the "REAL PROPERTY") and all of Seller's right, title and interest in the Real Property, rights relating to the ownership, use, and operation of the Real Property, and all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights, permits and approvals of any kind and nature, air rights, water, water rights, riparian rights and water stock relating to the Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property and all of Seller's right, title and interest in and to all roads and alleys adjoining or servicing the Real Property (except only to the centerline of Ridder Park Drive) (collectively, the "APPURTENANCES") (the Real Property and Appurtenances are referred to collectively as the "PROPERTY").

         2.  PURCHASE PRICE.

         The purchase price of the Property is Eighteen Million Dollars ($18,000,000) (the "PURCHASE PRICE"), subject to adjustments as provided in Paragraphs 2(b) and 7 below.

              (a) The Purchase Price shall be payable to Seller as follows:

                   (i) Within five (5) days after mutual execution of this Agreement, Buyer shall deposit, in escrow, with First American Title Guaranty Company, located at 1737 North First Street, San Jose, California 95112, Attention: William Perry (the "TITLE COMPANY") the sum of Three Hundred Thousand Dollars ($300,000) as earnest money (the "DEPOSIT"). The Title Company shall be instructed by Buyer and Seller to deposit the Deposit in an interest bearing account with interest payable to Buyer if the Deposit is returned to Buyer and with interest payable to Seller if the Deposit is payable to Seller. The Deposit, together with all interest accrued thereon, shall be credited toward the Purchase Price. If the sale is not closed due to a default under this Agreement by Seller or due to nonsatisfaction of a Buyer's Condition Precedent (defined below), then the Deposit (or a portion thereof as provided for herein) shall be returned to Buyer, together with all interest accrued thereon in accordance with the terms set forth in Paragraphs 2(c) and 4 below; and

                   (ii) the remainder of the Purchase Price shall be paid to Seller in immediately available funds at the closing of the purchase and sale contemplated hereunder (the "CLOSING").

              (b) Notwithstanding any provision of this Paragraph 2 to the contrary, in the event that the Zoning Approvals (as hereinafter defined) adopted and approved by the City and approved by Buyer and Seller pursuant to this Agreement provide for the development of an office/research and development complex containing in excess of two hundred forty thousand (240,000) gross buildable square feet, the Purchase Price shall be increased by an amount equal to Fifty Dollars ($50.00) per gross buildable square foot for every gross buildable square foot in excess of two hundred forty thousand (240,000) gross buildable square feet.

              (c) The Deposit shall be treated as follows:

                   (i) Upon (a) the expiration of the Due Diligence Period (as defined below), (b) receipt by Seller on or prior to the expiration of the Due Diligence Period of Buyer's written notice that Buyer has elected to proceed with the acquisition of the Property pursuant to Paragraph 4 below, and (c) agreement by Buyer and Seller on the CC&Rs (as hereinafter defined) (as provided in Paragraph 4(e) below), then a portion of the Deposit in an amount equal to Seventy Five Thousand Dollars ($75,000) (the "PHASE I DEPOSIT") shall become non-refundable to Buyer except as otherwise expressly provided in this Agreement. The parties acknowledge that Seller has obtained the City's (as hereinafter defined) approval of the Lot Line Adjustment (as hereinafter defined) pursuant to Paragraph 4(d)(i) below. In the event that there is a Challenge (as hereinafter defined) to the Lot Line Adjustment prior to the expiration of the Due Diligence Period, Buyer may elect to terminate this Agreement by delivering written notice to Seller, the Deposit shall be returned to Buyer, Seller shall pay to Buyer all of Buyer's Due Diligence Costs, and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l). For purposes of this Agreement, "DUE DILIGENCE COSTS" shall mean any and all title, escrow, survey, and inspections fees incurred by Buyer and any other expenses incurred by Buyer in connection with the performance of its due diligence review of the Property and the entitlements process, including, without limitation, environmental and engineering consultants' fees and expenses. In the event Buyer does not elect to terminate this Agreement and there is a Challenge to the Lot Line Adjustment prior to the expiration of the Due Diligence Period, Buyer shall be subject to the provisions of Paragraphs 4(d)(v) and 7(c) below.

                   (ii) Upon (a) the satisfaction of all of the conditions set forth in Subparagraph 2(c)(i) above, (b) the Adoption (as hereinafter defined) by the City of San Jose (the "CITY") of the General Plan Amendment (the "GPA") as described in the documents attached hereto as EXHIBIT B and in the Application for Environmental Clearance/Initial Study for the Lands of Northwest Publications General Plan Amendments dated September, 1999, (c) the expiration of the General Plan CEQA Challenge Period (as hereinafter defined) without any Challenges, and
         (d) the expiration of the General Plan Challenge Period (as hereinafter defined) without any Challenges, then an additional portion of the Deposit in an amount equal to One Hundred and Twenty Five Thousand Dollars ($125,000) (the "PHASE II DEPOSIT") shall become non-refundable to Buyer except as otherwise expressly provided in this Agreement. In the event the condition contained in Subparagraph 2(c)(ii)(b) does not occur by March 31, 2000, and the conditions contained in Subparagraph 2(c)(i) above have been satisfied, this Agreement shall terminate, the Phase I Deposit shall be delivered to Seller, the Phase II Deposit and the Phase III Deposit shall be returned to Buyer and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l). Upon satisfaction of the conditions contained in Subparagraphs 2(c)(ii)(a), 2(c)(ii)(b), and 2(c)(ii)(c), the Phase II Deposit shall become non-refundable to Buyer except as otherwise expressly provided in this Agreement; provided, however, that in the event the condition contained in Subparagraph 2(c)(ii)(d) is not satisfied, Buyer may terminate this Agreement by delivering written notice to Seller within ten (10) days after expiration of the General Plan Challenge Period, the Phase I Deposit shall be delivered to Seller, the Phase II Deposit and the Phase III Deposit shall be returned to Buyer, and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l). In the event Buyer does not elect to terminate this Agreement due to nonsatisfaction of the condition contained in Paragraph 2(c)(ii)(d), Buyer shall be subject to the provisions of Paragraphs 4(d)(v) and 7(c) below. For purposes of this Agreement "ADOPTION OF THE GPA" shall mean thirty (30) days after the approval of the GPA by the City Council.

                   (iii) Upon (a) the satisfaction of all of the conditions set forth in Subparagraph 2(c)(i) above, (b) the satisfaction of all of the conditions set forth in Subparagraph 2(c)(ii) above, and (c) (1) the Adoption by the City of the PD Rezoning (as hereinafter defined) and approval by the City of all Revisions (as hereinafter defined) thereto, if any, (2) the approval by Seller of the PD Rezoning and all Revisions thereto, if any, in accordance with Paragraph 4 below, (3) the approval by Buyer of the PD Rezoning and all Revisions thereto, if any, in accordance with Paragraph 4 below, (4) the expiration of the PD Rezoning Challenge Period (as hereinafter defined) without any Challenges, (5) the Approval by the City of the PD Permit (as hereinafter defined) and the approval by the City of all Revisions thereto, if any, (6) the approval by Seller of the PD Permit and all Revisions thereto, if any, in accordance with Paragraph 4 below, (7) the approval by Buyer of the PD Permit and all Revisions thereto, if any, in accordance with Paragraph 4 below, and (8) the expiration of the PD Permit Challenge Period (as hereinafter defined) without any Challenges, then the remaining portion of the Deposit in an amount equal to One Hundred Thousand Dollars ($100,000) (the "PHASE III DEPOSIT") shall become non-refundable to Buyer except as otherwise expressly provided in this Agreement. In the event the conditions contained in Subparagraphs 2(c)(iii)(c)(1) and 2(c)(iii)(c)(5) do not occur by September 14, 2000, and the conditions contained in Subparagraphs 2(c)(i) and 2(c)(ii) above have been satisfied, this Agreement shall terminate, the Phase I Deposit and Phase II Deposit shall be delivered to Seller, the Phase III Deposit shall be returned to Buyer and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l). Upon satisfaction of the conditions contained in Subparagraphs 2(c)(iii)(a), 2(c)(iii)(b), 2(c)(iii)(c)(1), (2), (3), (4), (5), (6), and (7), the Phase III
         Deposit shall become non-refundable except as otherwise expressly provided in this Agreement; provided, however, that in the event the condition contained in Subparagraph 2(c)(iii)(c)(8) is not satisfied, Buyer may terminate this Agreement by delivering written notice to Seller within ten (10) days after expiration of the PD Permit Challenge Period, the Phase I Deposit and Phase II Deposit shall be delivered to Seller, the Phase III Deposit shall be returned to Buyer, and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l). In the event Buyer does not elect to terminate this Agreement due to nonsatisfaction of the condition contained in Paragraph 2(c)(iii)(c)(8), Buyer shall be subject to the provisions of Paragraphs 4(d)(v) and 7(c) below. For purposes of this Agreement "ADOPTION OF THE PD REZONING" shall mean thirty (30) days after the approval of the PD Rezoning by the City Council. For purposes of this Agreement, "APPROVAL OF THE PD PERMIT" shall mean ten (10) days after approval of the PD Permit by the City.

         3. TITLE TO THE PROPERTY. At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to Seller's interest in the Property pursuant to a grant deed ("GRANT DEED") in the form of EXHIBIT C attached hereto, subject only to the Permitted Exceptions (as hereinafter defined) and free of (a) all monetary encumbrances, other than real property taxes and assessments not yet delinquent and (b) any encumbrances against title to the Property arising after the date of this Agreement unless such encumbrances are approved or waived, in writing, by Buyer ("APPROVED NEW MATTERS") pursuant to Paragraph 4 below. At the Closing, Title Company shall issue to Buyer an ALTA Owner's Extended Policy of Title Insurance (Form B, rev. 10/17/70) in the amount of the Purchase Price, at no more than the Title Company's standard rates, insuring fee simple title to the Property in Buyer, subject only to the Permitted Exceptions, real property taxes and assessments not yet delinquent and Approved New Matters (the "TITLE POLICY"). The Title Policy shall contain such special endorsements as Buyer may require prior to the expiration of the Due Diligence Period (the "ENDORSEMENTS"). The Title Company shall also provide for reinsurance with direct access to the reinsurers and in such amounts as Buyer may reasonably request.

         4.  DUE DILIGENCE AND TIME FOR SATISFACTION OF CONDITIONS.

              (a) Buyer, or its designees, shall commence to review and approve, in Buyer's sole and absolute discretion, due diligence matters relating to the Property promptly upon Seller's execution hereof. The due diligence period (the "DUE DILIGENCE PERIOD") shall expire sixty (60) days after the Effective Date of this Agreement. Buyer acknowledges that Seller has delivered to Buyer the following items relating to the Property: the Archaeological Evaluation Report prepared by Basin Research Associates dated November, 1998; the San Jose Mercury News Residual Parcels Miscellaneous Biological Services prepared by H.T. Harvey & Associates dated November 20, 1998; San Jose Mercury News Traffic Constraints Analysis prepared by DKS Associates dated January 8, 1999; Phase I Environmental Site Assessment prepared by ATC Associates Inc., dated December 10, 1998; and property tax bills for the past three (3) years (collectively, the "SELLER'S DOCUMENTS"). In addition to the foregoing, Seller shall deliver to Buyer all other information relating to the Property that is received or obtained by Seller, any affiliate of Seller, or any consultant employed by Seller from and after the Effective Date. During the Due Diligence Period, Buyer shall have the opportunity to review and approve the physical characteristics and condition of the Property including, but not limited to, an examination for the presence or absence of Hazardous Materials (as defined in Paragraph 8(g) below), which shall be performed or arranged by Buyer at Buyer's sole expense. Further, during the Due Diligence Period, Buyer shall have the opportunity to review and approve, in its sole and absolute discretion (1) all governmental permits and approvals relating to the construction, operation, use or occupancy of the Property, (2) all zoning, land-use, subdivision, environmental, building and construction laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the Property and (3) all correspondence with any and all governmental agencies relating to the Property, including, but not limited to, the City. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right to terminate this Agreement at any time in Buyer's sole and absolute discretion during the Due Diligence Period.

              (b) Seller has delivered to Buyer at Seller's sole cost and expense a current extended coverage preliminary title report on the Property, issued by Title Company, accompanied by copies of all documents referred to in the title report (collectively, the "PRELIMINARY REPORT").

                   (i) Buyer shall advise Seller, ten (10) days prior to the end of the Due Diligence Period what exceptions to title, if any, including such objectionable matters resulting from a review of a survey prepared for the benefit of Buyer at Buyer's sole cost, will be objected to by Buyer. The objectionable survey matters, together with the objectionable exceptions to title are collectively referred to as "OBJECTIONABLE TITLE MATTERS". Seller shall have five (5) days after receipt of Buyer's objections to give Buyer: (i) written notice that said exceptions will be removed on or before the Closing Date; or (ii) written notice that Seller elects not to cause such exceptions to be removed; provided, however, that Seller shall be obligated to remove all deeds of trust encumbering the Property and pay all prepayment fees or expenses owed to beneficiaries thereof and all other monetary encumbrances against the Property, other than real property taxes and assessments not yet delinquent, in full prior to or concurrent with the Closing and all encumbrances against title to the Property that arise as a result of an voluntary act by Seller arising after the date of this Agreement (collectively, "SELLER'S OBLIGATIONS"). If Seller gives Buyer notice under clause (ii) above or fails to give notice within such five (5) day period, Buyer shall have five (5) days to elect to proceed with the purchase or terminate this Agreement. If Buyer shall fail to give Seller notice of its election within said five (5) days, Buyer shall be deemed to have elected to terminate this Agreement. In the event of such termination, the Deposit shall be returned to Buyer, and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l). If Seller shall give notice pursuant to clause (i) above and shall fail to remove any such Objectionable Title Matters from title prior to the Closing Date or Seller shall fail to remove Seller's Obligations, and Buyer is unwilling to take title subject thereto, Seller shall be in default and Buyer shall have the rights and remedies set forth in Paragraph 6 below. Exceptions to title accepted by Buyer (or exceptions with respect to which Buyer has waived its objections) are referred to as the "PERMITTED EXCEPTIONS." In the event a new title matter arises after the expiration of the Due Diligence Period, Buyer shall have the right to approve or disapprove, in its sole and absolute discretion, such new title matter and elect to proceed with the purchase or terminate this Agreement.

              Notwithstanding anything in this Agreement to the contrary, if Buyer, in its sole and absolute discretion, determines after a review of the items described in Paragraphs 4(a) and 4(b) above and other matters with respect to the Property deemed relevant by Buyer in Buyer's sole and absolute discretion that the Property does not meet Buyer's criteria for the acquisition and development of the Property in the manner contemplated by Buyer, or if the information disclosed does not otherwise meet Buyer's investment criteria or underwriting as determined by Buyer in Buyer's sole and absolute discretion, or if Buyer determines in its sole and absolute discretion that it does not desire to acquire the Property and consummate the transactions contemplated hereby, Buyer may terminate this Agreement by written notice to Seller, given not later than the last day of the Due Diligence Period. In the event Buyer has failed to deliver written notice to Seller no later than the last day of the Due Diligence Period that it elects to either terminate this Agreement or proceed with the acquisition of the Property, this Agreement shall be deemed terminated. In the event this Agreement is terminated or deemed terminated, the Deposit shall be promptly returned to Buyer and neither party will have any further rights or obligations hereunder except as provided in Paragraphs 10, 13(b) and 13(l) below.

              (C) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS EXECUTED AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS OR THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS EXECUTED AT CLOSING, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. UPON CLOSING, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS,

SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. NOTWITHSTANDING THE FOREGOING, IN NO EVENT, SHALL BUYER BE PREVENTED FROM JOINING SELLER IN ANY LITIGATION OR MATTER THAT IS THE SUBJECT OF A GOVERNMENTAL ENFORCEMENT ORDER OR DIRECTIVE (EACH AN "ACTION" AND COLLECTIVELY, THE "ACTIONS") BASED UPON AN ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW, WHICH ACTION IS BROUGHT BY A THIRD PARTY (PRIVATE OR GOVERNMENTAL) AGAINST BUYER ALLEGING LOSS OR SEEKING EQUITABLE RELIEF RESULTING FROM SELLER'S ACTS OR OMISSIONS OCCURRING DURING SELLER'S OWNERSHIP OF THE PROPERTY, EXCEPT FOR SUCH ACTIONS ARISING OUT OF FACTS OTHERWISE DISCLOSED TO OR ACTUALLY KNOWN TO BUYER PRIOR TO CLOSING.

              (d) ENTITLEMENTS.

                   (i) LOT LINE ADJUSTMENT. Seller is the owner of certain real property adjacent to the Property and improved with the San Jose Mercury News building ("SELLER'S ADJACENT PROPERTY"). The parties acknowledge that pursuant to the Subdivision Map Act, Seller has recorded a lot line adjustment which modifies the lot line between the Property and Seller's Adjacent Property (the "LOT LINE ADJUSTMENT"). Seller shall pay all engineering, surveying, application and other processing costs in connection with achieving the Lot Line Adjustment.

                   (ii) AMENDMENT TO GENERAL PLAN. The parties acknowledge that the transfer of the Property to the Buyer shall be subject to the Adoption by the City of an amendment to the General Plan in the form of EXHIBIT B attached hereto (the "GPA"). Prior to the execution of this Agreement, Seller has filed the application for the GPA and has paid the costs therefor. From and after the date of this Agreement, Buyer covenants and agrees that it will diligently pursue Adoption of the GPA and Buyer shall pay all additional costs necessary to obtain the GPA. Seller shall cooperate with Buyer in all respects in obtaining the GPA, provided that Seller shall not be obligated to incur any additional cost or expense in connection with the GPA. In the event that the City Adopts the GPA subject to Revisions imposed by the City, Buyer and Seller shall have the right to approve or disapprove the Revisions in their respective sole and absolute discretion. For purposes of this Agreement, "REVISIONS" shall mean a material change, material amendment or a new or different condition. In the event Buyer does not approve the Revisions, Buyer may terminate this Agreement by written notice to Seller, the Phase I Deposit shall be delivered to Seller (provided that the conditions contained in Paragraph 2(c)(i) have been satisfied), the Phase II and Phase III Deposit shall be delivered to Buyer, and neither party will have any further rights or obligations except as provided in Paragraphs 10, 13(b), and 13(l). In the event Seller does not approve the Revisions, Seller may terminate this Agreement by written notice to Buyer, the Deposit shall be delivered to Buyer, Seller shall pay to Buyer one-half (1/2) of Buyer's Due Diligence Costs (which obligation of Seller shall not exceed $200,000), Buyer shall pay to Seller one-half (1/2) of Seller's Property and Entitlement Costs (as hereinafter defined) (which obligation of Buyer shall not exceed $30,000) and neither party will have any further rights or obligations except as provided in Paragraph 10, 13(b) and 13(l). "SELLER'S PROPERTY AND ENTITLEMENT COSTS" shall mean the costs incurred by Seller on or prior to the date of this Agreement in connection with investigating the Property and applying for and pursuing the entitlements referred to herein, including civil engineering costs and consultants' fees, but excluding however, legal fees and costs incurred in connection with obtaining the Lot Line Adjustment.

                   (iii) ZONING APPROVALS. The parties acknowledge that the transfer of the Property to the Buyer shall be subject to the Adoption by the City of the PD rezoning (the "PD REZONING"), the approval by Buyer and Seller of the PD Rezoning, the Approval of the PD permit (the "PD PERMIT", together with the PD Rezoning, the "ZONING APPROVALS"), and the approval by Buyer and Seller of the PD Permit. Buyer covenants and agrees that upon Adoption by the City of the GPA, it will diligently pursue Adoption and Approval of the Zoning Approvals and Buyer shall pay all costs associated therewith. Seller shall act in good faith and shall cooperate with Buyer in all respects in obtaining the Zoning Approvals, provided that Seller shall not be obligated to incur any additional cost or expense in connection with the Zoning Approvals.

                   (iv) APPROVAL RIGHTS FOR ZONING APPROVALS. The parties acknowledge that the transfer of the Property to Buyer shall be subject to the unconditional approvals by Buyer and Seller of the Zoning Approvals pursuant to the terms and conditions as hereinafter provided.

                         (1) Prior to submission to the City of the application
              for the PD Rezoning and the application for the PD Permit (individually and collectively, the "PD APPLICATION") by Buyer, Buyer shall submit each PD Application to Seller for Seller's approval within ten (10) business days after receipt of the applicable PD Application from Buyer and which approval may be withheld in Seller's sole and absolute discretion. In the event that Seller fails to timely respond to Buyer's submission, Seller shall be deemed to have approved the applicable PD Application. In the event that Seller disapproves the PD Application, this Agreement shall terminate, the Deposit shall be returned to Buyer, Seller shall pay to Buyer one-half (1/2) of Buyer's Due Diligence Costs (which obligation of Seller shall not exceed $200,000), Buyer shall pay to Seller one-half (1/2) of Seller's Property and Entitlement Costs (which obligation of Buyer shall not exceed $30,000) and neither party will have any further rights or obligations hereunder except as set forth in Paragraphs 10, 13(b) and 13(l).

                         (2) If, after Seller's approval of the applicable PD
              Application (the "APPROVED PD APPLICATION"), the City requires any Revision to the Approved PD Application, such Revision shall be submitted to Seller for its review along with a copy of any drawings or site plans showing the Revisions to the Approved PD Application ("NOTICE OF REVISIONS"). In the event Seller determines that the Revisions to the Approved PD Application are unacceptable, in Seller's sole and absolute discretion, Seller shall notify Buyer within ten (10) business days after receipt of Buyer's Notice of Revisions of Seller's disapproval of the Revisions (the "NOTICE OF DISAPPROVAL") and Seller shall specify in such Notice of Disapproval Seller's objections to the Revisions. After receipt of the Notice of Disapproval, Buyer may negotiate with the City in an attempt to resolve Seller's objections to the Revisions to Buyer's and Seller's satisfaction. If Buyer is able to resolve Seller's objections to Seller's satisfaction, and Buyer is satisfied with the Revisions, in Buyer's sole and absolute discretion, Buyer shall proceed to have the City incorporate the Revisions into the Approved PD Application. If Seller does not submit the Notice of Disapproval within ten (10) business days after receipt of Buyer's Notice of Revisions, Seller shall be deemed to have approved the Revisions. If Buyer is unable to resolve Seller's objections to the Revisions imposed by the City, Buyer shall withdraw its Approved PD Application, this Agreement shall terminate, the Deposit shall be returned to Buyer, Seller shall pay to Buyer one-half (1/2) of Buyer's Due Diligence Costs (which obligation of Seller shall not exceed $200,000), Buyer shall pay to Seller one-half (1/2) of Seller's Entitlement Costs (which obligation of Buyer shall not exceed $30,000), and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l). In the event Seller has approved the Revisions imposed by the City, but Buyer determines in its sole and absolute discretion that the Revisions imposed by the City are unacceptable, Buyer may terminate this Agreement, the Phase I Deposit and Phase II Deposit shall be delivered to Seller in accordance with Paragraphs 2(c)(i) and 2(c)(ii)), the Phase III Deposit shall be returned to Buyer, and neither party shall have any further obligations except as set forth in Paragraph 10, 13(b) and 13(l).

                         (3) If, after the PD Application has been approved by
              Seller and the City and prior to Closing (the "Post-Approval Period"), Buyer elects to make immaterial modifications to the PD Application, such modifications shall not be subject to review or approval by Seller. If, during the Post-Approval Period, Buyer elects to make Revisions to the PD Application, such Revisions shall be subject to Seller's approval which shall not be unreasonably withheld, conditioned, or delayed. The standard for whether Seller's approval is reasonable shall be set forth in the CC&R's (as hereinafter defined). Seller shall grant or deny such approval within ten (10) business days after written request by Buyer.

                   (v) CHALLENGES. The parties acknowledge that, as provided in Subparagraphs 2(c)(ii) and 2(c)(iii), the transfer of the Property to Buyer shall be subject to the requirements that (i) the General Plan CEQA Challenge Period shall have expired with respect to the GPA without any Challenges, (ii) the General Plan Challenge Period shall have expired with respect to the GPA without any Challenges, (iii) the PD Rezoning Challenge Period shall have expired with respect to the PD Rezoning without any Challenges, and (iv) the PD Permit Challenge Period (as hereinafter defined) shall have expired with respect to the PD Permit without any Challenges. For purposes of this Agreement, the following definitions shall apply. The period of thirty-five (35) days from the approval by the City Council of the GPA shall mean the "GENERAL PLAN CEQA CHALLENGE PERIOD". The period of ninety five (95) days from the approval by the City Council of the GPA shall mean the "GENERAL PLAN CHALLENGE PERIOD". The period of ninety five (95) days from the approval by the City Council of the PD Rezoning shall mean the "PD REZONING CHALLENGE PERIOD". The period of ninety five (95) days from the approval by the City Council of the PD Permit shall mean the "PD PERMIT CHALLENGE PERIOD". A "CHALLENGE" shall mean a filing of a petition or other action in court. In the event that there is a Challenge during one or more of the applicable Challenge Periods, Buyer shall have the right to either (i) terminate this Agreement, in which case the Deposit or a portion thereof (pursuant to Subparagraph 2(c) above) shall be returned to Buyer and neither party shall have any further obligations except as set forth in Paragraphs 10, 13(b) and 13(l) or (ii) elect to maintain this Agreement in effect subject to the following terms and conditions. If all Challenges have been resolved prior to December 31, 2000, then Buyer may proceed with the acquisition of the Property pursuant to the terms of this Agreement. In the event that a Challenge has not been resolved prior to December 31, 2000, and the Challenge does not present a credible threat to the cancellation or termination of the GPA and/or the PD Permit (the "Insufficient Challenge") as reasonably determined by Buyer and Seller, then Buyer may proceed with the acquisition of the Property pursuant to the terms of this Agreement. In the event that a Challenge has not been resolved prior to December 31, 2000, and the Challenge presents a credible threat to the cancellation or termination of the GPA and/or the PD Permit (the "Credible Challenge") as reasonably determined by Buyer and Seller, then the Closing shall be extended until such time as the Credible Challenge has been resolved; provided, however, in no event shall the Closing be extended beyond December 31, 2001.

              (e) COVENANTS, CONDITIONS AND RESTRICTIONS. The parties acknowledge that the transfer of the Property to Buyer shall be subject to the parties entering into an agreement that restricts certain uses of the Property and of Seller's Adjacent Property from and after the Closing (the "CC&RS"). During the Due Diligence Period, the parties shall negotiate reasonably and in good faith the terms and conditions of the CC&Rs. Buyer and Seller hereby agree that the CC&Rs shall include a provision that with respect to Seller's Adjacent Property, so long as Seller continues to operate a newspaper business on Seller's Adjacent Property, modifications and/or additions to Seller's Adjacent Property shall be allowed so long as the modifications and/or additions are architecturally consistent with the improvements that are present on Seller's Adjacent Property as of the Effective Date of this Agreement. The CC&Rs shall also include design criteria and restrictions on the use of the Property and Seller's Adjacent Property as reasonably determined by Buyer and Seller.

         5. CONDITIONS TO CLOSING. The following conditions are precedent to Buyer's obligation to purchase the Property (the "BUYER'S CONDITIONS PRECEDENT"):

              (a) This Agreement has not otherwise terminated pursuant to the terms and conditions contained herein.

              (b) All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date in all material respects. At the Closing, Seller shall deliver to Buyer a certificate certifying that each of Seller's representations and warranties contained in Paragraph 8 below are true and correct as of the Closing Date in all material respects or, if not true in all material respects, stating the manner and extent any such representations and warranties are no longer true and correct. In the event any of Seller's representations and warranties are not true and correct in all material respects on the Closing Date, Buyer may elect, in its sole and absolute discretion, to terminate this Agreement in which case the Deposit shall be returned to Buyer and neither party will have any further rights or obligations hereunder except as set forth in Paragraphs 10, 13(b) and 13(l).

              (c) The physical condition of the Property shall be substantially the same on the Closing Date as on the date of Buyer's execution of this Agreement and, as of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which as of or after Closing would, in Buyer's sole discretion, materially adversely affect the value of the Property or the ability of Buyer to operate the Property in the manner in which Buyer intends to operate the Property, and, except as permitted by Buyer and Seller, no proceedings shall be pending or threatened which could or would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Property. As of the Closing, Seller shall deliver the Property free of all occupants (including squatters) and abandoned personal property.

              (d) Satisfaction of all conditions contained in Paragraphs 2 and 4 above.

              (e) Title Company shall be irrevocably and unconditionally committed to issue to Buyer the Title Policy and Endorsements as described in Paragraph 3 above.

              (f) Seller has performed all of its obligations under this Agreement.

The Buyer's  Conditions  Precedent  contained in Paragraphs 5(a) through (f)
are intended solely for the benefit of Buyer. Subject to the provisions of Paragraph 6 below, if any of the Buyer's Conditions Precedent are not satisfied, Buyer shall have the right in its sole discretion either to waive in writing the Condition Precedent (except for the conditions contained in Subparagraphs 4(d)(iv) 4(d)(v) (except for the Insufficient Challenge) and 4(e) above which may not be waived by Buyer) and proceed with the purchase or terminate this Agreement. If Buyer shall not have approved or waived (if not expressly prohibited pursuant to this Agreement) in writing all of the Buyer's Conditions Precedent by the Closing Date, then this Agreement shall automatically terminate, the Deposit (or a portion thereof in accordance with Subparagraph 2(c)) shall be returned to Buyer and neither party will have any further rights or obligations hereunder except for Seller's obligation to pay to Buyer its Due Diligence Costs or a portion thereof and Buyer's obligation to pay to Seller a portion of Seller's Property and Entitlement Costs in accordance with this Agreement and except as set forth in Paragraphs 10, 13(b), and 13(l).

         The following conditions are precedent to Seller's obligation to sell the Property (the "SELLER'S CONDITIONS PRECEDENT"):

                   (i) All of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date in all material respects. At the Closing, Buyer shall deliver to Seller a certificate certifying that each of Buyer's representations and warranties contained in Paragraph 9 below are true and correct as of the Closing Date in all material respects or, if not true in all material respects, stating the manner and extent any such representations and warranties are no longer true and correct. In the event any of Buyer's representations and warranties are not true and correct in all material respects on the Closing Date, Seller may elect, in its sole and absolute discretion, to terminate this Agreement in which case the Deposit shall be returned to Buyer and neither party will have any further rights or obligations hereunder except as set forth in Paragraphs 10, 13(b), and 13(l).

                   (ii) Satisfaction of the conditions set forth in Paragraph 2 and 4 above (except for the conditions set forth in Subparagraph 2(c)(i)(c), which shall solely benefit Buyer).

                   (iii) Buyer has performed all of its obligations under this Agreement.

The Seller's Conditions Precedent are intended solely for the benefit of Seller. Subject to the provisions of Paragraph 6 below, if any of the Seller's Conditions Precedent are not satisfied, Seller shall have the right in its sole discretion either to waive in writing the Condition Precedent (except for the conditions contained in Subparagraphs 4(d)(i), 4(d)(iv), 4(d)(v)(except for the Insufficient Challenge) and 4(e) above which may not be waived by Seller) and proceed with the purchase or terminate this Agreement. In the event Seller elects to terminate this Agreement, subject to the provisions of Paragraph 6 below, the Deposit (or a portion thereof in accordance with Subparagraph 2(c)) shall be returned to Buyer, and neither party will have any further rights or obligations hereunder except for Seller's obligation to pay to Buyer its Due Diligence Costs or a portion thereof and Buyer's obligation to pay to Seller a portion of Seller's Property and Entitlement Costs in accordance with this Agreement and except as set forth in Paragraphs 10, 13(b), and 13(l).

         6.  REMEDIES.

              (a) IN THE EVENT THIS TRANSACTION IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER, THE DEPOSIT PLUS INTEREST ACCRUED THEREON SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN

EQUITY, IN THE EVENT THAT THIS TRANSACTION DOES NOT CLOSE DUE TO A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER.

    INITIALS:                 SELLER _______                     BUYER _______

              (b) If the sale of the Property is not consummated because of a default under this Agreement on the part of Seller or if a Condition Precedent cannot be satisfied because Seller intentionally frustrated such satisfaction by some affirmative act (provided that so long as Seller is acting in accordance with the terms of this Agreement, Seller shall not be deemed to have intentionally frustrated such satisfaction by some affirmative act), Buyer may either (1) terminate this Agreement by delivery of written notice of termination to Seller, whereupon the Deposit shall be returned to Buyer and, in the instance of an unsatisfied Condition Precedent because Seller intentionally frustrated such satisfaction by some affirmative act, Seller shall pay to Buyer all of Buyer's Due Diligence Costs, and neither party shall have any further rights or obligations hereunder except as otherwise provided in Paragraphs 10, 13(b), and 13(l), or (2) enforce specific performance of Seller's obligation to execute the documents required to convey the Property to Buyer.

         7.  CLOSING AND ESCROW.

              (a) Upon mutual execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Title Company and this Agreement shall serve as instructions to Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

              (b) The Closing shall occur ten (10) business days after receipt by Seller of Buyer's written notice of Buyer's intention to pay to the City the Permit Fees (as hereinafter defined) (the "NOTICE OF PAYMENT") (the "CLOSING DATE"). Except as provided in Paragraphs 4(d)(v) and 7(c) below, the Closing shall not occur later than December 31, 2000. For purposes of this Paragraph 7, "PERMIT FEES" shall mean the permit fees and development taxes required by the City to enable Buyer to obtain a permit card from the City.

              (c) Notwithstanding the provisions of Paragraph 7(b) to the contrary, if all of the conditions set forth in Paragraphs 2 and 4 hereof have been satisfied (or waived in the instance of an Insufficient Challenge) prior to December 31, 2000, Buyer shall have the right to extend the Closing Date in its sole and absolute discretion, upon the following terms and conditions. If Buyer elects to extend the Closing Date, then prior to December 31, 2000, Buyer shall
(i) deliver to Seller a written notice of its intention to extend the Closing Date (the "EXTENDED CLOSING DATE") and (ii) deposit with Title Company the sum of One Hundred Thousand Dollars ($100,000) which shall become a part of the Deposit and which amount together with the rest of the Deposit shall be non-refundable except as otherwise expressly provided herein. The Extended Closing Date shall occur ten (10) business days after receipt by Seller of Buyer's Notice of Payment, provided that in no event shall the Extended Closing Date be later than December 31, 2001. Notwithstanding the foregoing, in the event that all of the conditions set forth in Paragraphs 2 and 4 have been satisfied (or waived in the instance of an Insufficient Challenge) prior to December 31, 2000 with the exception of an outstanding Credible Challenge, the Closing shall occur ten (10) days after resolution of such Credible Challenge; provided, however, that in the event such Credible Challenge has not been resolved prior to December 31, 2001, this Agreement shall terminate in accordance with the terms of Paragraph 2(c)(iii). In the event such Credible Challenge is resolved prior to December 31, 2001, and Buyer has not previously delivered the Notice of Payment to Seller, Buyer may elect to extend the Closing Date to a date not later than December 31, 2001 in accordance with the provisions of this Paragraph 7(c)(i) and (ii). If the Closing does not occur on or before the Closing Date, or the Extended Closing Date, if Buyer has exercised its right to extend pursuant to the terms hereof, the escrow holder shall, unless it is notified by both parties to the contrary within five (5) days after the Closing Date, or Extended Closing Date, as applicable, pay the Deposit or portions thereof to the party entitled thereto pursuant to the terms hereof and return to the depositor thereof any other items which were deposited hereunder. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close.

              (d) At or before the Closing (except to the extent otherwise specifically provided below), Seller shall deliver to Buyer the following:

                   (i) a duly executed and acknowledged Grant Deed, which shall be recorded at Closing by Title Company in the records of the county in which the Property is located.

                   (ii) a duly executed and acknowledged original of the CC&Rs which shall be recorded at Closing by the Title Company in the records of the county in which the Property is located.

                   (iii) an affidavit pursuant to Section 1445(b)(2) of the IRC, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the IRC;

                   (iv) Seller's closing statement prepared by the Title Company in form and content satisfactory to Buyer and Seller;

                   (v) the certificate certifying as to Seller's representations and warranties as required by Paragraph 5 above;

                   (vi) any other instruments, records or correspondence called for hereunder which have not previously been delivered; and

                   (vii) a properly executed California Form 590RE certifying that Seller is a California resident if Seller is a corporation or individual or that withholding of tax under Section 18805 or Section 26131 of the California Revenue and Taxation Code will not be required upon the transfer of the Property from Seller to Buyer.

              (e) At or before the Closing, Buyer shall deliver to Seller the following:

                   (i) a Buyer's closing statement prepared by the Title Company in form and content satisfactory to Buyer and Seller;

                   (ii)  a duly executed and acknowledged original of the CC&Rs;

                   (iii) the Purchase Price;

                   (iv) the certificate certifying as to Buyer's representations and warranties as required by Paragraph 5 above; and

                   (v) any other instruments, records or correspondence called for hereunder which have not previously been delivered.

              (f) Seller and Buyer shall each deposit such other instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

              (g) The following are to be apportioned at Closing, as follows:

                   (i) CERTAIN APPORTIONMENTS. Seller shall pay for (i) the premium for the CLTA portion of the Title Policy, (ii) escrow fees,
         (iii) any and all county transfer taxes, (iv) one-half (1/2) of the city transfer taxes, and (v) recording fees. Buyer shall pay (i) the difference between the ALTA and CLTA portion of the Title Policy, (ii) the ALTA survey for the Property, and (iii) one-half (1/2) of the city transfer taxes. Seller shall be responsible for all costs incurred in connection with the prepayment or satisfaction of any loan or bond secured by the Property including, without limitation, any prepayment fees, penalties or charges. Buyer shall pay for all endorsements to its ALTA Owner's Policy of Title Insurance except for endorsements necessary to satisfy Seller's Obligations which shall be paid for by Seller. All other costs and charges of the escrow for the sale not otherwise provided for in this Paragraph 7(g)(i) or elsewhere in this Agreement shall be allocated in accordance with the closing customs for the county in which the Property is located.

                   (ii)  REAL ESTATE TAXES AND ASSESSMENTS.

                         (1) All delinquent real estate taxes and assessments
              shall be paid by Seller at or before Closing.

                         (2) Non-delinquent real estate taxes and assessments
              shall be prorated at Closing to the Buyer's and Seller's ownership periods using the actual current tax bill, but if such tax bill is not available at Closing, then such proration shall use an estimate calculated to be 102% of the amount of the previous year's tax bill, subject to a post-closing reconciliation using the actual current tax bill when received pursuant to Paragraph 7(g)(iv) below. In the proration(s), Buyer shall be credited with an amount equal to the real estate taxes and assessments applicable to Seller's ownership period, to the extent such amount has not been actually paid by Seller; Seller shall be credited with an amount equal to the real estate taxes and assessments paid by Seller and applicable to Buyer's ownership period.

                         (3) If, after Closing, any additional real estate taxes
              or assessments applicable to the Seller's ownership period are levied for any reason, including back assessments, then Seller shall pay all such additional amounts. If, after Closing, any refund of real estate taxes or assessments applicable to Seller's ownership period are received by Buyer for any reason, including a successful tax appeal, then Buyer shall remit to Seller any such refund, less Buyer's costs of collection.

                   (iii) PRELIMINARY CLOSING ADJUSTMENT. Prior to Closing, Seller and Buyer shall jointly prepare a preliminary Closing adjustment statement addressing all of the aforesaid apportionments and shall deliver such statement to the Title Company.

                   (iv) POST-CLOSING RECONCILIATION. Subject to the provisions of Paragraph 7(g)(ii) above, if any of the aforesaid apportionments cannot be calculated accurately at the time of the Closing, then they shall be calculated as soon after the Closing as feasible. Either party owing the other party a sum of money based on such subsequent apportionments shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) over the then applicable publicly announced prime rate of Bank of America, NT&SA per annum or the maximum rate allowed by law, whichever is less (the "RATE"), from the date of the Closing to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor. In making the reconciliation's described in this Paragraph 7(g)(iv), each party shall have the right to review the other party's books and records to the extent relevant to a specific apportionment then being reconciled.

                   (v) SURVIVAL. The provisions of this Paragraph 7(g) shall survive the Closing.


              (h) Buyer shall deposit with Title Company at Closing the Permit Fees and upon Closing, the Permit Fees shall be disbursed by the Title Company to the City pursuant to the joint instructions by Buyer and Seller.

         8.  REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller hereby represents and warrants to and covenants with Buyer as follows, which representations and warranties shall survive the Closing (as provided in Paragraph 13(e) below).

              (a) SELLER'S DOCUMENTS. To the best of Seller's knowledge, the Seller's Documents constitute all of the information and documents known by Seller to be in its possession regarding the Property.

              (b) COMPLIANCE WITH LAWS. Seller has not received any written notice of violation or alleged violation of environmental, zoning and land use laws, and other applicable local, state and federal laws and regulations applicable to the Property ("APPLICABLE LAWS"). Seller covenants and agrees that it will immediately deliver to Buyer any written notice of violation or alleged violation of Applicable Laws that Seller receives from the date hereof through the Closing Date.

              (c) PROCEEDINGS. Seller has not received any written notice of any threatened or actual condemnation proceeding, environmental proceeding, zoning or other land-use regulation proceeding, or other governmental proceeding affecting the Property nor has Seller received notice of any special assessment proceedings affecting the Property (other than as set forth in the Preliminary Report). Seller covenants and agrees that it will immediately deliver to Buyer any written notice of any such threatened or actual proceeding affecting the Property that Seller receives from the date hereof through the Closing Date. There is no litigation pending or, to the best of Seller's knowledge threatened, against Seller that arises out of the ownership of the Property or that might detrimentally affect the value or the use or operation of the Property for its intended purpose or the ability of Seller to perform its obligations under this Agreement. From the date hereof through the Closing Date, Seller shall immediately notify Buyer of any such litigation of which Seller becomes aware.

              (d) AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Seller, are and at the time of Closing will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, are and at the time of Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller or the Property is subject.

              (e) CONTRACTS; LIENS. At the time of Closing there will be no outstanding written or oral contracts or other agreements made by Seller concerning the Property which have not been fully paid for and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the time of Closing.

              (f) WITHHOLDING TAXES. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the IRC.

              (g) ENVIRONMENTAL. Seller has not received any written notice that the Property or any portion thereof is in violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material (collectively, "ENVIRONMENTAL LAWS"). For the purposes hereof, "HAZARDOUS MATERIAL" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET SEQ.; and the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET SEQ.; or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss.ss. 3011 ET SEQ. Notwithstanding the foregoing, Seller hereby discloses to Buyer the following: (i) one or more underground storage tanks are or were located on Seller's Adjacent Property and Seller periodically conducts testing with regard thereto; and (ii) the Property may have been used in the past for agricultural purposes and there may exist in the soil on the Property residues of fertilizers, pesticides and fungicides as a result thereof.

              (h) THIRD PARTY RIGHTS. Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property and to the best of Seller's knowledge, no party has an interest in the Property as a result of adverse possession.

              (i) CONTRACTS. To the best of Seller's knowledge, there are no obligations in connection with the Property which will be binding upon Buyer after Closing, except Permitted Exceptions.

              (j) INSOLVENCY. Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

         For purposes of this Agreement, "to the best of Seller's knowledge" shall mean the actual knowledge, but not the implied or constructive knowledge, of Alan Silverglat without any duty of investigation or inquiry.

         9.  REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to Seller as follows: Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California; this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Buyer, and are or at the Closing will be legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is subject.

         10. POSSESSION.

         Possession of the Property shall be delivered to Buyer on the Closing Date, provided, however, that prior to the Closing Date Seller shall afford authorized representatives of Buyer reasonable access to the Property for purposes of satisfying Buyer with respect to the representations, warranties and covenants of Seller contained herein and with respect to satisfaction of any Condition Precedent. Buyer shall maintain, and shall ensure that its contractors maintain, not less than $1,000,000 comprehensive general liability coverage written on an occurrence basis and reasonably adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof and naming Seller as an additional insured. Buyer shall provide Seller with certificates of such insurance coverage prior to any entry onto the Property by Buyer or its employees, agents or contractors. Seller shall reasonably (except in the case of Phase II testing where Seller shall approve or disapprove such testing in its sole and absolute discretion) approve or disapprove any proposed environmental testing within two (2) business days after receipt of a request from Buyer concerning the same. If Seller fails to respond within two (2) business days after receipt of such notice, Seller shall be deemed to have denied such request. If Seller denies Buyer the right to perform Phase II testing on the Property, Buyer may terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which case this Agreement shall terminate and all of the Phase I Deposit, Phase II Deposit and Phase III Deposit, as applicable, shall be returned to Buyer. Buyer hereby agrees to indemnify and hold Seller harmless from any damage or injury to persons or property caused by Buyer or its authorized representatives during their entry and investigation prior to the Closing; provided, however, nothing herein shall obligate Buyer to indemnify Seller for the mere discovery by Buyer of any matters during the course of Buyer's testing of the Property conducted pursuant to this Paragraph 10. If this Agreement is terminated, Buyer shall repair the damage caused by Buyer's entry and investigation. This indemnity shall (A) survive the termination of this Agreement or the Closing, as applicable, provided that Seller must give notice of any claim it may have against Buyer under such indemnity (i) within three (3) months of such termination or the Closing Date, as applicable, if the claim involves damage to Seller's Property or any other claim not described in clause (ii) below, or (ii) if the claim is brought by a third party against Seller, within one (1) year of such termination or the Closing Date, as applicable, and (B) shall not be limited by the liquidated damages provision set forth in Paragraph 6 above.

         11. BUYER'S CONSENT TO CONTRACTS AND LEASES. Seller shall not, after the date of Seller's execution of this Agreement, enter into any lease, contract, other agreement, or any amendment thereof affecting the Property, without in each case obtaining Buyer's prior written consent thereto. Notwithstanding the provisions of this Paragraph 11 to the contrary, Seller may enter into new contracts as long as such contract(s) will be terminated as of the Closing Date. Seller shall terminate prior to the Closing, at no cost or expense to Buyer, any and all agreements, contracts or similar agreements affecting the Property that are not Permitted Exceptions or otherwise expressly assumed in writing by Buyer in Buyer's sole and absolute discretion.

         12. COOPERATION. Seller shall cooperate and do all acts as may be reasonably required or requested by Buyer, at no material cost to Seller, with regard to the fulfillment of any Condition Precedent including execution by Seller of any documents, applications or permits or similar items, and using its best efforts to obtain the signature from any third party required on such documents, applications or permits or similar items. Seller hereby irrevocably authorizes Buyer and its agents to make all inquiries with and applications to any third party, including any governmental authority as Buyer may reasonably require to complete its due diligence and the proceedings contemplated in this Agreement. Buyer shall not place any encumbrance on the Property in connection with obtaining the entitlements contemplated herein without first obtaining Seller's written consent and Buyer shall not do anything in the process of obtaining the entitlements which will materially decrease the value of the Property.

         13. MISCELLANEOUS.

              (a) NOTICES. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery; (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or (iii) transmission by facsimile telecopy during the recipient's normal business hours as evidenced by a regular machine-printed confirmation of such transmission, and addressed as follows:

                 IF TO SELLER:           Northwest Publications, Inc.
                                         c/o Knight-Ridder, Inc.
                                         50 W. San Fernando Street
                                         San Jose, CA  95113-2413
                                         Attention:  Mr. Alan Silverglat
                                                     Vice President/Treasurer
                                         Telephone:  (408) 938-7790
                                         Facsimile:  (408) 938-7812

                  with copies to:        Northwest Publications, Inc.
                                         c/o Knight-Ridder, Inc.
                                         50 W. San Fernando Street
                                         San Jose, CA  95113-2413
                                         Attention:  Karen Stevenson, Esq.
                                                     General Counsel
                                         Telephone:  (408) 938-7765
                                         Facsimile:  (408) 938-7812

                                         Shartsis, Friese & Ginsburg LLP
                                         One Maritime Plaza, Eighteenth Floor
                                         San Francisco, CA  94111
                                         Attention:  David H. Kremer, Esq.
                                         Telephone:  (415) 421-6500
                                         Facsimile:  (415) 421-2922

                  IF TO BUYER:           Spieker Properties, L.P.
                                         2180 Sand Hill Road, Suite 200
                                         Menlo Park, CA  94025
                                         Attention:  Eric T. Luhrs
                                                     Vice President
                                         Telephone:  (650) 854-5600
                                         Facsimile:  (650) 233-3820

                  with copies to:        Spieker Properties, L.P.
                                         2180 Sand Hill Road, Suite 200
                                         Menlo Park, CA  94025
                                         Attention:  Sara Steppe, Esq.
                                                     General Counsel
                                         Telephone:  (650) 854-5600
                                         Facsimile:  (650) 233-3838

                                         Orrick Herrington & Sutcliffe LLP
                                         400 Sansome Street
                                         San Francisco, CA  94111
                                         Attention:  Pamela H. Bennett, Esq.
                                         Telephone:  (415) 773-5983
                                         Facsimile:  (415) 773-5979

or such other address as either party may from time to time specify in writing to the other.

              (b) BROKERS AND FINDERS. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the sale contemplated herein, except for contact and dealings with Gibson Speno LLC, whose compensation shall be paid by Seller. If any other broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. The provisions of this paragraph shall survive the Closing.

              (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Buyer may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. Notwithstanding the foregoing, Buyer shall have the right, upon written notice to Seller, to assign its right, title and interest in and to this Agreement to one or more assignees affiliated with Buyer at any time before the Closing Date; provided, however, in such event, the party originally designated as Buyer shall not be relieved of its obligations under this Agreement.

              (d) AMENDMENTS. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

              (e) CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing (unless otherwise provided in the certificates to be delivered pursuant to Paragraphs 7(c)(vi) and 7(d)(iv)), and, together with all conditions, covenants and indemnities made by the respective parties contained herein or made in writing pursuant to this Agreement (except as otherwise expressly limited or expanded by the terms of this Agreement), shall survive the execution and delivery of this Agreement and the Closing for a period of twelve (12) months.

              (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              (g) MERGER OF PRIOR AGREEMENTS. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

              (h) ENFORCEMENT. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs or costs of arbitration and reasonable attorneys' fees and costs. Any such attorneys' fees and other reasonable expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. The provisions of this Paragraph 13(h) shall not be limited by the liquidated damages provision set forth in Paragraph 6 above.

              (i) TIME OF THE ESSENCE. Time is of the essence of this Agreement.

              (j) SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

              (k) MARKETING. During the term of this Agreement, Seller shall not market the Property, accept any offer to purchase, offer the Property for sale to or enter into any contract for the sale of the Property with any other prospective purchaser. After the expiration of the Due Diligence Period, Buyer may offer the Property for lease and place signs on the Property reflecting the same.

              (l) CONFIDENTIALITY. Buyer and Seller agree that to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that prior to Closing, no publicity or press release to the general public with respect to this transaction shall be made by either party without the prior written consent of the other.

              (m) LIKE-KIND EXCHANGE. Buyer and Seller hereby acknowledge that Buyer may desire to effectuate a tax-deferred exchange (also known as a "1031" exchange) (the "EXCHANGE") in connection with Buyer's acquisition of the Property. Seller hereby agrees to cooperate with Buyer in connection with the Exchange contemplated by Buyer, provided that:

                   (i) All documents executed in connection with the Exchange (the "EXCHANGE DOCUMENTS") shall recognize that Seller is acting solely as an accommodating party to such Exchange, shall have no liability with respect thereto, and is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code or any applicable state or local laws and shall have no liability whatsoever if any such transactions fail to so qualify.

                   (ii) Such Exchange shall not result in Seller incurring any additional costs or liabilities (and Buyer shall pay all additional costs and expenses to the extent that such are incurred), and in no event will there be any extension of the Closing Date in order to permit Buyer to initiate or consummate such Exchange.

                   (iii) In no event shall Seller be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with the Exchange.

                   (iv) In no event shall Buyer's consummation of such Exchange constitute a condition precedent to Buyer's obligations under this Agreement, and Buyer's failure or inability to consummate such Exchange shall not be deemed to excuse or release Buyer from its obligations under this Agreement.

         Seller further agrees that, in connection with the foregoing, and subject in all respects to the foregoing provisions, Seller shall consent to Buyer's assigning all or a portion of its rights under this Agreement to an exchange intermediary solely for the purpose of consummating such Exchange. In no event shall any such assignment release Buyer of its obligations under this Agreement, including, without limitation, its indemnity obligations thereunder, or affect in any manner any of Buyer's representations, warranties or covenants set forth in this Agreement. Buyer shall indemnify and hold Seller harmless from and against all loss, liability, damage or expense (including reasonable attorney's fees and costs) actually incurred or suffered by Seller as a direct result of such Exchange.

              (n) COUNTERPART EXECUTION. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                           BUYER:        SPIEKER PROPERTIES, L.P.,
                                         a California limited partnership

                                         By:      Spieker Properties, Inc.,
                                                  a Maryland corporation,
                                         Its:     General Partner


                                         By:      /s/ JOE RUSSELL
                                                  ------------------------------
                                                  Joe Russell

                                         Its:     President, Silicon Valley


                           SELLER:       NORTHWEST PUBLICATIONS, INC.,
                                         a Delaware corporation


                                         By:      /s/ ALAN SILVERGLAT
                                                  ------------------------------
                                                  Alan Silverglat

                                         Its:     Assistant Vice President/
                                                  Treasury

                          COUNTERPART SIGNATURE PAGE TO
                 PURCHASE AGREEMENT DATED AS OF OCTOBER 21, 1999

                                 (TITLE COMPANY)


         Title Company agrees to act as escrow holder and title company in accordance with the terms of this Agreement and to act as the Reporting Person in accordance with Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.


                                         FIRST AMERICAN TITLE GUARANTY COMPANY


                                         By:      /s/ HEATHER KUCALA
                                                  ------------------------------
                                                  Heather Kucala
                                         Its:     Escrow Officer


                                         By:      /s/
                                                  ------------------------------

                                         Its:
                                         Date:    October 21, 1999

                                LIST OF EXHIBITS


             Exhibit A         --      Description of Real Property

             Exhibit B         --      Application for Amendment to General Plan

             Exhibit C         --      Form of Grant Deed